Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the "Company"), does hereby certify, to such officer's knowledge, that:
The Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2020	/s/ JOHN V. OYLER
John V. Oyler
Chief Executive Officer and Chairman
(Principal Executive Officer)

Dated: May 11, 2020	/s/ HOWARD LIANG
Howard Liang
Chief Financial Officer and Chief Strategy Officer
(Principal Financial and Accounting Officer)